Exhibit 1.1

NUCRYST PHARMACEUTICALS CORP.
• Common Shares
UNDERWRITING AGREEMENT
Dated: •, 2005

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EXHIBITS

Exhibit A	—	List of Underwriters

Exhibit B	—	[Omitted Intentionally]

Exhibit C	—	List of Persons and Entities Executing Lock-Ups

Exhibit D	—	Form of Lock-up Agreement

Exhibit E	—	Form of Opinion of United States Company Counsel

Exhibit F	—	Form of Opinion of Canadian Company Counsel

Exhibit G	—	Certificate of Chief Financial Officer

Exhibit H	—	[Omitted Intentionally]

Exhibit I	—	[Omitted Intentionally]

Exhibit J	—	Issuer General Use Free Writing Prospectuses

Exhibit K	—	Appointment Agreement

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NUCRYST PHARMACEUTICALS CORP.
• Common Shares
UNDERWRITING AGREEMENT
•, 2005
Jefferies & Company, Inc.
520 Madison Avenue
New York, New York 10022
As Representative of the several Underwriters
Ladies and Gentlemen:
     NUCRYST Pharmaceuticals Corp., an Alberta corporation (the “Company”), and The Westaim Corporation, an Alberta corporation (the “Parent”), confirm their respective agreements with Jefferies & Company, Inc. (“Jefferies”) and each of the other Underwriters named in Exhibit A hereto (collectively, the “Underwriters,” which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Jefferies is acting as representative (in such capacity, the “Representative”), with respect to the issue and sale by the Company of a total of • common shares (the “Initial Securities”) in the capital of the Company (the common shares in the capital of the Company are hereafter called the “Common Shares”), and the purchase by the Underwriters, acting severally and not jointly, of the respective numbers of Initial Securities set forth in said Exhibit A hereto, and with respect to the grant by the Company to the Underwriters, acting severally and not jointly, of the option described in Section 2(b) hereof to purchase all or any part of • additional Common Shares to cover over-allotments, if any. The Initial Securities to be purchased by the Underwriters and all or any part of the • Common Shares subject to the option described in Section 2(b) hereof (the “Option Securities”) are hereinafter called, collectively, the “Securities.” Certain terms used in this Agreement are defined in Section 18 hereof.
     The Company and the Parent understand that the Underwriters propose to make a public offering of the Securities concurrently in the United States and other jurisdictions (other than Canada) and in each of the provinces of Canada (other than the province of Quebec) upon the terms set forth in the U.S. Prospectus (as defined below) and the Canadian Prospectus (as defined below), respectively, as soon as the Representative deems advisable after this Agreement has been executed and delivered.
     Promptly after the execution of this Agreement, the Company will prepare and file with the Commission a prospectus in accordance with the provisions of Rule 430A and Rule 424(b) and the Company has previously advised you of all information (financial and other) that will be set forth therein. Such prospectus in the form first filed with the Commission pursuant to Rule 424(b) is herein called the “U.S. Prospectus.”
     The Company has prepared and filed a preliminary prospectus, dated •, 2005, [and an amended and restated preliminary prospectus dated •, 2005] ([collectively,] “Canadian

Preliminary Prospectus”) with respect to the Securities in each of the provinces of Canada (other than the province of Quebec) (the “Qualifying Jurisdictions”) in conformity with the requirements of applicable securities laws of each of the Qualifying Jurisdictions and the respective regulations and rules made under those securities laws together with all applicable instruments, policy statements, blanket orders and rulings of the applicable securities commission or regulatory authority (the “Canadian Securities Commissions”) in each of the Qualifying Jurisdictions (the “Canadian Securities Laws”). The term “Canadian Prospectus” as used in this Agreement means the final prospectus dated the date of this Agreement, approved, signed and certified in accordance with the Canadian Securities Laws, relating to the qualification for distribution of the Securities under the Canadian Securities Laws. The term “Canadian Supplementary Material” as used in this Agreement means any amendment to the Canadian Prospectus and any amendment or supplemental prospectus that may be filed by or on behalf of the Company under the Canadian Securities Laws relating to the qualification for distribution of the Securities in each of the Qualifying Jurisdictions.
     The U.S. Prospectus and the Canadian Prospectus are sometimes referred to as, individually, a “Prospectus” and, collectively, the “Prospectuses.”
     Prior to the date of this Agreement:
(a) the Company’s articles and by-laws have been amended and restated and such amended and restated articles has been filed with the Alberta Registrar of Corporations (collectively, the “Amendment and Restatement”),
(b) the Company has effected a 0.6485-for-one share consolidation (the “Share Consolidation”),
(c) the Company’s existing equity incentive plan has been amended and restated (as so amended and restated, the “Plan”), and the Plan has been approved by the Company’s board of directors and, if required, shareholders and the Plan has been approved by all applicable governmental authorities, has received conditional approval of the Toronto Stock Exchange and is in full force and effect (such approvals being hereinafter called, collectively, the “Plan Approvals”), and
(d) the Company and the Parent have duly authorized, executed and delivered an Amended and Restated Loan Agreement dated as of August 31, 2005 (the “Amended and Restated Credit Agreement”) which amended and restated the Amended and Restated Loan Agreement dated •, 200•, and, prior to the Closing Date (as hereinafter defined):
(e) the Company and the Parent will have duly authorized, executed and delivered a Services Agreement, a Registration Rights Agreement (the “RRA”) and a Master Separation Agreement (collectively, the “Intercompany Agreements”), each between the Company and the Parent, and
(f) the Director Appointments (as hereinafter defined) shall have occurred and shall be effective,

all on the terms contemplated by the U.S. Prospectus and the Canadian Prospectus. The authorization, execution and delivery by the Company and the Parent of the Intercompany Agreements and the Amended and Restated Credit Agreement, the Amendment and Restatement, the Share Consolidation, the amendment and restatement of the Plan, the Plan Approvals and the Director Appointments are hereinafter called, collectively, the “Pre-Closing Transactions”).
     In the event that the Company does not repay all of its indebtedness outstanding under the Existing Credit Agreement with the proceeds form the sale of the Securities to the Underwriters, then all such remaining indebtedness shall be exchanged by the Parent for a number of Common Shares (to be issued by the Company directly to the Parent) equal to the aggregate principal amount of such remaining indebtedness divided by the price per share at which the Securities shall initially be offered to the public as set forth in the last sentence of Section 2(a) hereof, whereupon all such remaining indebtedness shall be extinguished and the Existing Credit Agreement shall be terminated (the foregoing issuance of such Common Shares, extinguishment of such debt and termination of the Existing Credit Agreement are hereinafter called, collectively, the “Debt Exchange”). The Common Shares, if any, issued by the Company to the Parent as aforesaid are hereinafter sometimes called the “Parent Shares.”
     In the event that the Company has only one subsidiary, then all references herein to “subsidiaries” of the Company shall be deemed to mean such sole subsidiary, mutatis mutandis).
     SECTION 1. Representations and Warranties.
     (a) Representations and Warranties by the Company and the Parent. The Company and the Parent, jointly and severally, represent and warrant to each Underwriter as of the date hereof, as of the Applicable Time referred to in Section 1(a)(1), as of the Closing Date referred to in Section 2(c) hereof, and as of each Option Closing Date (if any) referred to in Section 2(b) hereof, and jointly and severally agree with each Underwriter, as follows:
     (1) Compliance with Registration Requirements. The Securities have been duly registered under the 1933 Act pursuant to the Registration Statement. Each of the Initial Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Initial Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company and the Parent, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with. No order suspending the distribution of the Securities has been issued by any of the Canadian Securities Commissions.
     At the respective times the Initial Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or become effective, at the date of this Agreement and at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), the Initial Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied, comply and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. The Statutory Prospectus did not, at the time such Statutory Prospectus was issued, and does not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. Neither the U.S. Prospectus nor any amendments or supplements thereto, at the time the U.S. Prospectus or any such amendment or supplement was issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when a prospectus is required by applicable law to be delivered in connection with sales of Securities (including, without limitation, pursuant to Rule 173(d)), included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Each preliminary prospectus and prospectus filed as part of the Initial Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424 under the 1933 Act, complied and when so filed will comply, and the U.S. Prospectus and any amendments or supplements thereto when issued will comply, in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and each preliminary prospectus and the U.S. Prospectus and any amendments or supplements thereto delivered to the Underwriters for use in connection with the offering of the Securities was and will be identical to the electronically transmitted copy thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     As of the Applicable Time (as defined below), neither (x) the Issuer General Use Free Writing Prospectuses (as defined below) issued at or prior to the Applicable Time and the Statutory Prospectus, considered together with the Price Related Information (as defined below) in the U.S. Prospectus (collectively and considered together, the “General Disclosure Package”), nor (y) any individual Issuer Limited Use Free Writing Prospectus (as defined below), when considered together with the General Disclosure Package, included or will include any untrue statement of a material fact or omitted or will omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     As used in this subsection and elsewhere in this Agreement:
     “Applicable Time” means • (New York time) on •, 2005 or such other time as agreed by the Company and Jefferies in writing.
     “Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form required to be retained in the Company’s records pursuant to Rule 433(g).

     “Issuer General Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as exclusively evidenced by its being specified in Exhibit J hereto. In the event that only one Issuer Free Writing Prospectus is specified in Exhibit J hereto, then all references to “Issuer General Use Free Writing Prospectuses” shall be deemed to mean, mutatis mutandis, the Issuer Free Writing Prospectus listed on Exhibit J.
     “Issuer Limited Use Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not an Issuer General Use Free Writing Prospectus.
     “Price Related Information” means •.
     “Statutory Prospectus” and “U.S. Preliminary Prospectus” mean the preliminary prospectus dated December 2, 2005 prepared by the Company in connection with the offering of the Securities in the United States in the form first provided to the Underwriters for use in connection with that offering.
     Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offering and sale of the Securities did not, does not and will not include any information that conflicted, conflicts or will conflict with the information contained in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus and any preliminary or other prospectus deemed to be a part thereof that has not been superseded or modified.
     The representations and warranties in this subsection (1) shall not apply to statements in or omissions from the Registration Statement, any preliminary prospectus, the U.S. Prospectus or any Issuer Free Writing Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Jefferies expressly for use in the Registration Statement, such preliminary prospectus, the U.S. Prospectus or such Issuer Free Writing Prospectus.
     (2) Compliance with Canadian Securities Laws. At the time each Canadian Preliminary Prospectus was issued and to all relevant times thereafter, the information and statements contained in such Canadian Preliminary Prospectus were, are and will be true and correct in all material respects and did not, do not and will not contain any misrepresentation (as defined in applicable Canadian Securities Laws), and constituted, constitute and will constitute full, true and plain disclosure of all material facts relating to the Securities and the Company as required by the Canadian Securities Laws. At the time the Canadian Prospectus or any amendment or supplement thereto was issued, at the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date), and at any time when the Canadian Prospectus is required by applicable law to be delivered in connection with sales of Securities, the Canadian Prospectus and any such amendment or supplement was, is and will be true and correct in all material respects and did not, does not and will not contain any misrepresentation (as defined in applicable Canadian Securities Laws) and constituted, constitutes and will constitute full, true and plain disclosure of all material facts relating to the Securities and the Company as required by applicable Canadian Securities Laws. Each Canadian Preliminary

Prospectus and the Canadian Prospectus and any amendments or supplements thereto, as of their respective dates, complied, comply or will comply, as applicable, in all material respects, with the Canadian Securities Laws. The representations and warranties in this subsection shall not apply to statements in or omissions from any Canadian Preliminary Prospectus or Canadian Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any Underwriter through Jefferies expressly for use in the Canadian Preliminary Prospectus or Canadian Prospectus. The Statutory Prospectus and the Canadian Preliminary Prospectus dated December 2, 2005 are identical except that the Canadian Preliminary Prospectus contains a different cover page, includes the following additional sections under the following captions: “Eligibility for Investment,” “Material Contracts,” “Promoters” and “Statutory Rights of Withdrawal and Recission”, includes an Auditors’ Consent and a Certificate of the Corporation and the Promoter, includes a second sentence under the caption “Legal Matters”, refers in the auditor’s report to the Share Consolidation as being “effective prior to the closing of this initial public offering” and does not include a back cover; and the U.S. Prospectus and the Canadian Prospectus will be identical except that the Canadian Prospectus will contain a different cover page, will include the following additional sections under the following captions: “Eligibility for Investment,” “Material Contracts,” “Promoters” and “Statutory Rights of Withdrawal and Recission”, will include an Auditors’ Consent and a Certificate of the Corporation and the Promoter, will include a second sentence under the caption “Legal Matters” and will not include a back cover.
     (3) Canadian Supplementary Material. All Canadian Supplementary Material, if any, together with the Canadian Prospectus, as applicable, will contain, as of the date of such Canadian Supplementary Material, as of the Closing Date (and, if any Option Securities are purchased, at the applicable Option Closing Date) and at any time when the Canadian Prospectus is required by applicable law to be delivered in connection with sales of Securities, information and statements that are true and correct in all material respects and will contain no misrepresentation (as defined in applicable Canadian Securities Laws), and will constitute full, true and plain disclosure of all material facts relating to the Securities and the Company as required by the Canadian Securities Laws. Any Canadian Supplementary Material as of its date will comply, in all material respects, with the Canadian Securities Laws.
     (4) Pre-Closing Transactions. The Pre-Closing Transactions have been consummated prior to the date of this Agreement or, in the case of the authorization, execution and delivery of the Intercompany Agreements and the Director Appointments, will be consummated prior to the Closing Date, in each case on the terms contemplated by this Agreement and the U.S. Prospectus, Canadian Prospectus and the Statutory Prospectus.
     (5) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus are independent public accountants as required by the 1933 Act and the 1933 Act Regulations and are independent with respect to the Company within the meaning of the applicable Canadian Securities Laws.

     (6) Financial Statements. The financial statements of the Company included in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the General Disclosure Package, together with the related schedules (if any) and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in shareholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified, and all such financial statements have been prepared in conformity with GAAP applied on a consistent basis throughout the periods involved and comply with all applicable accounting requirements under the 1933 Act, the 1933 Act Regulations and Canadian Securities Laws. The supporting schedules, if any, included in the Registration Statement and the Canadian Prospectus present fairly, in accordance with GAAP, the information required to be stated therein. The information in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus forming a part of the General Disclosure Package under the captions “Prospectus Summary – Summary Consolidated Financial Data” and “Selected Consolidated Financial Data” presents fairly the information shown therein and has been compiled on a basis consistent with that of the audited financial statements of the Company included in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus.
     (7) No Material Adverse Change in Business. Since the date of the latest audited financial statements included in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), except as otherwise stated therein, (A) there has been no material adverse change or no development reasonably expected to cause a material adverse change in the condition, financial or otherwise, or in the earnings, business, operations or prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class or series of its share capital.
     (8) Good Standing of the Company and the Parent. (i) The Company has been duly incorporated and organized and is validly subsisting as a corporation in good standing under the laws of the Province of Alberta and has power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus and to enter into and perform its obligations under this Agreement, the Intercompany Agreements and the Existing Credit Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Massachusetts and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the Commonwealth of Massachusetts) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. [replacement text — and the Company is not required to qualify as a foreign corporation to transact business or be in good standing in any other jurisdiction, whether by reason of the ownership releasing the property or the conduct of business].

     (A) The Parent has been duly incorporated and organized and is validly subsisting as a corporation in good standing under the laws of the Province of Alberta and has the power and authority to own, lease and operate its properties and conduct its business as is presently conducted and to enter into and perform its obligations under this Agreement, the Intercompany Agreements and the Existing Credit Agreement.
     (9) Good Standing of Subsidiaries. Since January 1, 2000, the Company has not had any subsidiaries other than NUCRYST Pharmaceuticals Inc., a Delaware corporation (“NPI”), and NPI is the Company’s only subsidiary. NPI has been duly organized and is validly existing as a corporation in good standing under the laws of the jurisdiction of its organization, has power and authority to own, lease and operate its properties and to conduct its business as described in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in the Commonwealth of Massachusetts and in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except (solely in the case of jurisdictions other than the Commonwealth of Massachusetts) where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; all of the issued and outstanding capital shares of NPI have been duly authorized and validly issued, are fully paid and non-assessable and are owned by the Company, directly, free and clear (except as otherwise disclosed in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus) of all Liens; and none of the outstanding capital shares of NPI was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of NPI or any other person.
     (10) Capitalization. At all times since January 1, 2000 until the issuance of the Initial Securities to the Underwriters at the Closing Date, all of the issued and outstanding shares of the Company were and will be owned by the Parent, free and clear of all Liens. The authorized, issued and outstanding share capital of the Company is as set forth in the column entitled “Actual” and in the corresponding line items under the caption “Capitalization” in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus forming a part of the General Disclosure Package (except that such information gives effect to the Share Consolidation as if it had occurred on September 30, 2005 and except for subsequent issuances, if any, pursuant to this Agreement or pursuant to the equity incentive plan or the exercise of options or share appreciation rights referred to in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus and except for the subsequent issuance of Parent Shares pursuant to the Debt Exchange as described in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus). The issued and outstanding capital shares of the Company have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding capital shares of the Company was issued in violation of any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. Except for share options or share appreciation rights issued pursuant to the equity incentive plan described in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, there are no rights, warrants or options to purchase any Common

Shares or other capital shares of the Company outstanding and there are no securities convertible into, or exercisable or exchangeable for, Common Shares or other capital shares of the Company outstanding.
     (11) Authorization of Agreement. This Agreement has been duly authorized, executed and delivered by the Company and the Parent.
     (12) Authorization of Securities. The Securities have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable; no holder of Securities is or will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to any preemptive rights, rights of first refusal or other similar rights of any securityholder of the Company or any other person. The Parent Shares have been duly authorized for issuance to the Parent pursuant to the Amended and Restated Credit Agreement and, when issued and delivered to the Parent by the Company pursuant to the Amended and Restated Credit Agreement, will be validly issued, fully paid and non-assessable; and the issuance of the Parent Shares is not subject to any preemptive rights, rights of first refusal or other similar rights of any security holder of the Company or any other person.
     (13) Description of Securities and Other Documents. The Common Shares, the authorized but unissued Preferred Shares, the Company’s articles and bylaws, the Plan, the Existing Credit Agreement and the SN Agreements conform, and the Intercompany Agreements will conform, in all material respects to the respective statements relating thereto contained in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus and such statements conform to the rights set forth in the respective instruments and agreements defining the same.
     (14) Absence of Defaults and Conflicts. Neither the Company nor the Parent nor any of their respective subsidiaries is in violation of its Organizational Documents or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any Company Document, except (solely in the case of Company Documents other than Subject Instruments) for such defaults that would not result in a Material Adverse Effect. The execution, delivery and performance of this Agreement, the Intercompany Agreements and the Existing Credit Agreement and the consummation of the transactions contemplated herein, therein and in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus (including the Pre-Closing Transactions, the Debt Exchange, the issuance and sale of the Securities and the use of the proceeds from the sale of the Securities as described in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus constituting a part of the General Disclosure Package under the captions “Prospectus Summary—The Offering” and “Use of Proceeds”) and compliance by the Company and the Parent with their respective obligations under this Agreement, the Intercompany Agreements and the Existing Credit Agreement did not, do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event under, or result in the creation or imposition of any Lien upon any property or assets of the Company, the Parent or any of their respective subsidiaries pursuant to, any Company Documents, except (solely in the case of Company Documents other than Subject Instruments) for such conflicts, breaches, defaults or Liens that would not result in a Material Adverse Effect, nor did, does or will such action result in any violation of the provisions of the Organizational Documents of the Company or any of its subsidiaries or the Parent or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any of its subsidiaries or the Parent or any of their respective assets, properties or operations.
     (15) Absence of Labor Dispute. No labor dispute with the employees of the Company or any subsidiary of the Company exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of the principal suppliers of the Company or any of its subsidiaries or by the employees of SN, except for such disputes or disturbances that would not, individually or in the aggregate, have a Material Adverse Effect.
     (16) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company or the Parent, threatened, against or affecting the Company or any of its subsidiaries or the Parent which is required to be disclosed in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus (other than as disclosed therein), or which, individually or in the aggregate (if the subject of an unfavorable decision, ruling or finding), might reasonably be expected to have a Material Adverse Effect or to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated by this Agreement, any SN Agreement, any Intercompany Agreement or the Existing Credit Agreement or the performance by the Company or the Parent of their respective obligations under this Agreement, the Intercompany Agreements or the Existing Credit Agreement or the performance by the Company of its obligations under the SN Agreements; the aggregate of all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.
     (17) Accuracy of Descriptions and Exhibits. The information in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus forming a part of the General Disclosure Package under the captions “Risk Factors,” “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Overview”, “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Liquidity and Capital Resources”, “Business”, “Management”, “Certain Relationships and Related Party Transactions,” “Description of Share Capital,” “Shares Eligible for Future Sale,” “United States and Canadian Income Tax Considerations,” and “Enforceability of Civil Liabilities,” in each case to the extent that it constitutes matters of law, summaries of legal matters, summaries of provisions of documents, instruments or agreements, summaries of legal proceedings, or legal conclusions, fairly summarizes in all material respects the matters described therein; all descriptions in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus of any Company Documents are accurate in all material respects; and there are no franchises, contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other documents, instruments or agreements required to be described or referred to in the Registration Statement, the U.S. Prospectus or the Canadian Prospectus or to be filed as exhibits to the Registration Statement which have not been so described and filed as required.
     (18) Possession of Intellectual Property. The Company and its subsidiaries own or possess or have the right to use on reasonable terms all patents, patent rights, patent applications, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names, service names, domain names and other intellectual property (collectively, “Intellectual Property”) necessary to carry on their respective businesses as described in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus and as proposed to be conducted. To the knowledge of the Company and the Parent, there is no infringement, misappropriation or violation by third parties of any such Intellectual Property, except such infringement, misappropriation or violation as has not had and will not have, individually or in the aggregate, a Material Adverse Effect; there is no pending or, to the knowledge of the Company and the Parent, threatened action, suit, proceeding or claim by others challenging the rights of the Company or any of its subsidiaries in, to or under any such Intellectual Property, except for such actions, suits, proceedings or claims that, individually or in the aggregate (if the subject of any unfavorable decision, ruling or finding), would not have a Material Adverse Effect, and neither the Company nor the Parent is aware of any facts which would form a basis for any such action, suit, proceeding or claim; none of the Intellectual Property owned or controlled, by license or otherwise, by the Company and its subsidiaries has been adjudged invalid or unenforceable, in whole or in part, and there is no pending or, to the knowledge of the Company and the Parent, threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, except for such actions, suits, proceedings or claims which, individually or in the aggregate (if the subject of any unfavorable decision, ruling or finding), would not have a Material Adverse Effect, and neither the Company nor the Parent is aware of any facts that would form a basis for any such action, suit, proceeding or claim; there is no pending or, to the knowledge of the Company and the Parent, threatened action, suit, proceeding or claim that the Company or any of its subsidiaries infringes, misappropriates or otherwise violates any Intellectual Property or other proprietary rights of others, and none of the Company, any of its subsidiaries or the Parent has received any written notice of any such action, suit, proceeding or claim and neither the Company nor the Parent is aware of any facts that would form a basis of any such action, suit, proceeding or claim, except for such actions, suits, proceedings or claims that, individually or in the aggregate (if the subject of any unfavorable decision, ruling or finding), would not have a Material Adverse Effect; to the knowledge of the Company and the Parent, none of the Intellectual Property has been obtained or is being used by the Company or any of its subsidiaries in violation of any contractual obligation binding on the Company, the Parent or any of their respective subsidiaries or any contractual obligation binding on any director, officer or employee of the Company, the Parent or any of their respective subsidiaries, except as such violations that, individually or in the aggregate, would not have a Material Adverse Effect; there is no patent or published patent application which contains claims that dominate or may dominate any Intellectual Property owned or controlled, by license or otherwise, by the Company or any of its subsidiaries or that interferes with the issued or pending claims of any such Intellectual Property; and there is no prior art of which the Company or the Parent is aware that may render any patent held by the Company invalid or any patent application held by the Company unpatentable; and all information material to the patentability of such inventions known to the inventors (or their assignees) of any inventions that are claimed in any patent applications comprising such Intellectual Property have been disclosed to the U.S. Patent and Trademark Office (the “USPTO”) in accordance with 37 C.F.R. Section 1.56; and all information submitted to the USPTO in any patent applications owned or controlled, by license or otherwise, by the Company or any of its subsidiaries, and in connection with the prosecution thereof, in the case of patents that have issued in respect thereof, was accurate, and in the case of such applications pending as of the date hereof, is accurate; and none of such inventors (or their assignees) made any misrepresentation or concealed any material information from the USPTO in any of such patent applications, or in connection with the prosecution thereof in violation of 37 C.F.R. Section 1.56; and, except as otherwise disclosed in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, all Intellectual Property owned by the Company and its subsidiaries is free and clear of all Liens.
     (19) Absence of Further Requirements. (A) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, (B) no authorization, approval, vote or other consent of any shareholder or creditor of the Company or the Parent, (C) no waiver or other action or consent under any Company Document, and (D) no authorization, approval, vote or other consent of any other person or entity was or is necessary or required for the due authorization, execution and delivery of this Agreement, the Intercompany Agreements or the Existing Credit Agreement by the Company or the Parent, for the offering, issuance, sale or delivery of the Securities under this Agreement, for the performance by the Company or the Parent of their respective obligations under this Agreement, the Intercompany Agreements or the Existing Credit Agreement, or for the consummation of the Pre-Closing Transactions, the Debt Exchange or any of the other transactions contemplated by this Agreement, the Intercompany Agreements or the Existing Credit Agreement, in each case on the terms contemplated by this Agreement, the U.S. Prospectus, the Statutory Prospectus and the Canadian Prospectus, except (i) such as have been already obtained under the 1933 Act or the 1933 Act Regulations, or such as may be required under state securities laws, or (ii) such as have been obtained, or as may be required and will be timely obtained after the Closing Date, under the Canadian Securities Laws.
     (20) Possession of Licenses and Permits. The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) issued by the appropriate U.S. or Canadian federal, state, provincial, territorial and local and by appropriate foreign regulatory agencies or bodies necessary to conduct the business now operated by them; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company, any of its subsidiaries or the Parent has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.
     (21) Title to Property. The Company and its subsidiaries have good and marketable title in fee simple to all real property owned by any of them and good title to all other properties owned by any of them, in each case, free and clear of all Liens, except such as (a) are described in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus or (b) do not, individually or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; all real property, buildings and other improvements, and equipment and other property held under lease or sublease by the Company or any of its subsidiaries is held by it under valid, subsisting and enforceable leases or subleases, as the case may be, with, solely in the case of leases or subleases relating to real property and buildings or other improvements, such exceptions as are not material and do not interfere with the use made or proposed to be made of such property and buildings or other improvements by the Company and its subsidiaries, all such leases and subleases are in full force and effect, and neither the Company nor any of its subsidiaries is in material default under any such leases or subleases; and neither the Company nor any of its subsidiaries has any notice of any claim of any sort that has been asserted by anyone adverse to the rights of the Company or any of its subsidiaries under any of the leases or subleases mentioned above or affecting or questioning the rights of the Company or any of its subsidiaries to the continued possession of the leased or subleased premises under any such lease or sublease except for such claims which, if successfully asserted against the Company or any of its subsidiaries, would not, individually or in the aggregate, have a Material Adverse Effect.
     (22) Investment Company Act. Neither the Company nor any of its subsidiaries is, and upon the issuance and sale of the Securities as herein contemplated and the receipt and application of the net proceeds therefrom as described in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, neither the Company nor any of its subsidiaries will be, an “investment company” or an entity “controlled” by an “investment company” as such terms are defined in the 1940 Act.
     (23) Environmental Laws. Except as described in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any U.S. or Canadian federal, state, provincial, territorial or local or any foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree, judgment or policy, relating to pollution or protection of human health or safety, occupational health and safety, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, deleterious substances, radioactive materials, petroleum or petroleum products (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) neither the Company nor any of its subsidiaries has received any notice from any governmental authority or third party of an asserted claim under Environmental Laws, (C) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (D) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, Liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (E) to the knowledge of the Company, there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.
     (24) Absence of Registration Rights. Except for the Parent’s rights under the RRA (all of which rights have been waived as hereinafter provided), there are no persons with registration rights or other similar rights to have any securities (debt or equity) registered pursuant to the Registration Statement, qualified for distribution by the Canadian Prospectus or included in the offering contemplated by this Agreement or otherwise registered by the Company under the 1933 Act or qualified for distribution under any Canadian securities laws. There are no persons with tag-along rights or other similar rights to have any securities (debt or equity) included in the offering contemplated by this Agreement or sold in connection with the sale of Securities by the Company pursuant to this Agreement or otherwise.
     (25) Parties to Lock-Up Agreements. Each of the Company’s directors and officers and each of the other persons and entities listed in Exhibit C has executed and delivered to the Representative a lock-up agreement in the form of Exhibit D hereto. Exhibit C hereto contains a true, complete and correct list of all directors and officers of the Company. If any additional persons shall become directors or officers of the Company prior to the end of the Company Lock-up Period (as defined below), the Company shall cause each such person, prior to or contemporaneously with their appointment or election as a director or officer of the Company, to execute and deliver to Jefferies an agreement in the form attached hereto as Exhibit D.

     (26) Nasdaq National Market; Toronto Stock Exchange. The outstanding Common Shares and the Securities being sold hereunder by the Company have been approved for listing, subject only to official notice of issuance, on the Nasdaq National Market and the Company has obtained the conditional approval of the Toronto Stock Exchange for the listing of the Securities on the Toronto Stock Exchange.
     (27) NASD Matters. All of the information provided to the Underwriters or to counsel for the Underwriters by the Parent, the Company, their respective officers and directors and the holders of any securities (debt or equity) or options to acquire any securities of the Company or the Parent in connection with letters, filings or other supplemental information provided to NASD Regulation Inc. pursuant to NASD Conduct Rule 2710 or 2720 is true, complete and correct.
     (28) Market Data. Any demographic, market-related and similar data included in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or the Statutory Prospectus are based on or derived from sources that the Company believes to be reliable and accurate and accurately reflect the information set forth in such sources.
     (29) Tax Returns. The Company and its subsidiaries have filed all U.S. and Canadian federal, state, provincial, territorial and local and all foreign tax returns that are required to be filed or have requested extensions thereof, except where the failure so to file would not, individually or in the aggregate, have a Material Adverse Effect, and have paid or withheld all taxes required to be paid or withheld by any of them and any other assessment, fine or penalty levied against any of them, to the extent that any of the foregoing is due and payable or is required to be withheld, except for (A) any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and (B) such taxes, assessments, fines or penalties the nonpayment of which would not, individually or in the aggregate, have a Material Adverse Effect; and the Company has provided adequate accruals in accordance with GAAP in its financial statements for any taxes, assessments, fines or penalties referred to in clause (A) or (B) of this sentence. Neither the Company or any of its subsidiaries is or may be liable for any taxes or other similar assessments, fines or penalties that are or may be payable by the Parent or any of its other subsidiaries.
     (30) Insurance. The Company and each of its subsidiaries are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are reasonably deemed adequate and customary in the businesses in which they are engaged; all policies of insurance and any fidelity or surety bonds insuring the Company or any of its subsidiaries or their respective businesses, assets, employees, officers and directors are in full force and effect; the Company and its subsidiaries are in compliance with the terms of such policies and instruments in all material respects; there are no claims by the Company or any of its subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Company nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect.

     (31) Accounting Controls. The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (A) transactions are executed in accordance with management’s general or specific authorization; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (C) access to assets is permitted only in accordance with management’s general or specific authorization; and (D) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, since January 1, 2000, there has not been and there is no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and since December 31, 2004, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting.
     (32) Absence of Manipulation. Neither the Company nor the Parent has taken or will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in the stabilization or manipulation of the price of any security to facilitate the sale or resale of the Securities.
     (33) Absence of Rulemaking or Similar Proceedings. There are no rulemaking or similar proceedings before the U.S. Food and Drug Administration (“FDA”), the U.S. Department of Health and Human Services, the Centers for Medicare and Medicaid Services, Health Canada, Department of Justice Canada or any other U.S. or Canadian federal, state, provincial, territorial or local or any foreign governmental bodies having authority over the activities of the Company or any of its subsidiaries (each a “Governmental Authority”), published in the Federal Register or otherwise known to the Company or the Parent, which would reasonably be expected to have a Material Adverse Effect.
     (34) Regulatory Authorities. Except as described in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, the Company and its subsidiaries: (i) are and at all times have been in full compliance with all statutes, rules, regulations, ordinances, orders, decrees and guidances applicable to the ownership, testing, in humans or laboratory models, development, manufacture, formulation, packaging, processing, recordkeeping, use, distribution, marketing, labeling, promotion, sale, offer for sale, storage, import, export or disposal of any product manufactured or distributed by or for the Company or any of its subsidiaries (“Applicable Laws”), except where the failure to so comply would not, individually or in the aggregate, have a Material Adverse Effect; (ii) have not received any FDA Form 483 or any non-U.S. counterpart thereof, notice of adverse finding, warning letter, clinical hold notice, untitled letter or other correspondence or notice from the FDA, any Institutional Review Board or any other Governmental Authority alleging or asserting noncompliance with any Applicable Laws or any licenses, certificates, approvals, clearances, authorizations, permits and supplements or amendments thereto required by any such Applicable Laws (“Authorizations”), except such FDA Forms 483 and non-U.S.

counterparts thereof, notices, letters or other correspondence alleging or asserting such noncompliance as would not, individually or in the aggregate, have a Material Adverse Effect; (iii) possess all Authorizations (including, without limitation, exemptions under any Investigational New Drug application, and approvals of any Institutional Review Board) required for the conduct of their respective businesses (and such Authorizations are valid and in full force and effect) and are not in violation of any term of any such Authorizations, except where the failure to possess such Authorization or the violation of such Authorization would not, individually or in the aggregate, have a Material Adverse Effect; (iv) have not received notice of any pending or threatened claim, suit, proceeding, clinical hold, hearing, enforcement, audit, investigation, arbitration or other action from any Governmental Authority, Institutional Review Board or other non-governmental authority alleging that any of their respective operations or activities are in violation of any Applicable Laws or Authorizations and neither the Company nor the Parent has knowledge or reason to believe that any such Governmental Authority, Institutional Review Board or other non-governmental authority is considering any such claim, suit, proceeding, clinical hold, hearing, enforcement, audit, investigation, arbitration or other action; (v) have not received notice that any Governmental Authority, Institutional Review Board or other non-governmental authority has taken, is taking or intends to take action to limit, suspend, modify or revoke any Authorizations and neither the Company nor the Parent has knowledge or reason to believe that any such Governmental Authority is considering such action; (vi) have, or have had on their behalf, filed, declared, obtained, maintained or submitted all reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments as are required by any Applicable Laws or Authorizations, except where the failure to so file, declare, obtain, maintain or submit would not, individually or in the aggregate, have a Material Adverse Effect and that all such reports, documents, forms, notices, applications, records, claims, submissions and supplements or amendments were materially complete and correct on the date filed (or were corrected or supplemented by a subsequent submission); and (vii) have not, either voluntarily or involuntarily, initiated, conducted or issued, or caused to be initiated, conducted or issued, any recall, market withdrawal or replacement, safety alert, warning, “dear doctor” letter, investigator notice, or other notice or action relating to an alleged lack of safety or efficacy of any product or product candidate, any alleged product defect, or violation of any material Applicable Laws or Authorizations and neither the Company nor the Parent is aware of any facts that would cause the Company or any of its subsidiaries to initiate any such notice or action and neither the Company nor the Parent has any knowledge or reason to believe that any Governmental Authority, Institutional Review Board or other non-governmental authority intends to initiate any such notice or action. The clinical trials conducted by or on behalf of the Company or any of its subsidiaries that are described in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or the Statutory Prospectus were and, if still pending, are being conducted in compliance in all material respects with experimental protocols, procedures and controls pursuant to accepted professional scientific standards and applicable U.S. and Canadian federal, state, provincial, territorial and local and all foreign laws, rules and regulations, including, but not limited to, the U.S. federal Food, Drug and Cosmetic Act and implementing regulations at 21 C.F.R. Parts 50, 54, 56, 58 and 312. The descriptions of the studies, tests and preclinical and clinical trials, including the related results and regulatory status, contained in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus are and will be accurate and complete in all material respects. Neither the Company nor the Parent is aware of any studies, tests or trials the results of which reasonably call into question in any material respect the clinical trial results described or referred to in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or the Statutory Prospectus. Except as described in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, neither the Company, nor any of its subsidiaries nor the Parent has received any notices, correspondence or other communication from the FDA, an Institutional Review Board, or other governmental agency or non-governmental authority requiring or recommending the termination, suspension or material modification of any clinical trials conducted by, or on behalf of, the Company or any of its subsidiaries or in which the Company or any of its subsidiaries have participated.
     (35) Intercompany Agreements. The Existing Credit Agreement and the Intercompany Agreements have been duly authorized, by the Company and the Parent; the Existing Credit Agreement has been duly executed and delivered by the Company and the Parent and is a valid and binding agreement of the Company and the Parent, enforceable against the Company and the Parent in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as enforcement of indemnification provisions contained therein may be limited by public policy considerations; and, prior to the Closing Date, the Intercompany Agreements will have been duly executed and delivered by the Company and the Parent and will be valid and binding agreements of the Company and the Parent, in each case enforceable against the Company and the Parent in accordance with their respective terms, except as enforcement thereof may be limited by bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and, except as enforcement of indemnification provisions contained therein may be limited by public policy considerations.
     (36) Compliance with Health Care Laws. Without limiting the generality of subsection (34) above and except as described in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, neither the Company nor any of its subsidiaries, nor any of their licensees, nor any of their respective business operations, is in violation of any Health Care Laws, except where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect. For purposes of this Agreement, “Health Care Laws” means: (i) the U.S. federal Food, Drug and Cosmetic Act and the regulations promulgated thereunder, and the Canadian Food and Drugs Act and the regulations promulgated thereunder; (ii) all U.S. federal and Canadian federal, state, provincial, territorial and local and all foreign health-care related fraud and abuse laws, including, without limitation, the U.S. federal Anti-Kickback Statute (42 U.S.C. Section 1320a-7b(b)), the U.S. Stark Law (42 U.S.C. Section 1395nn), the U.S. Civil False Claims Act (31 U.S.C. Section 3729 et seq.), Sections 1320a-7 and 1320a-7a of Title 42 of the United States Code and the regulations promulgated pursuant to such statutes; (iii) the U.S. Health Insurance Portability and Accountability Act of 1996 and the regulations promulgated thereunder and any non-U.S. counterpart thereof or other law or regulation the purpose of which is to protect the privacy of individuals; (iv) the U.S. Controlled Substances Act and the Canadian Controlled Drugs and Substances Act; (v) Titles XVIII and XIX of the U.S. Social Security Act and the regulations promulgated thereunder; (vi) the U.S. Medicare Prescription Drug, Improvement, and Modernization Act of 2003 and the regulations promulgated thereunder; (vii) the U.S. federal Prescription Drug Marketing Act of 1987, as amended, and the regulations promulgated thereunder; (viii) quality, safety and accreditation standards and requirements of all applicable U.S. and Canadian federal, state, provincial, territorial and local and all non-U.S. laws or regulatory bodies; and (ix) any and all other applicable health care laws, regulations, manual provisions, policies and administrative guidance in any jurisdiction.
     (37) Sarbanes Oxley. The Company is in compliance with all of the provisions of the Sarbanes-Oxley Act of 2002 that are currently applicable to it and all of the provisions of the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations promulgated pursuant to such Act and the Canadian Securities Laws that are currently applicable to the Company.
     (38) [Omitted intentionally.]
     (39) Foreign Corrupt Practices Act. Neither the Company, nor any of its subsidiaries nor the Parent nor, to the knowledge of the Company or the Parent, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company, any of its subsidiaries or the Parent is aware of or has taken any action, directly or indirectly, that has resulted or would result in a violation of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA; and the Company and its subsidiaries and, to the knowledge of the Company and the Parent, the Company’s affiliates have conducted their respective businesses in compliance with the FCPA.
     (40) Money Laundering Laws. The operations of the Company and its subsidiaries are, and have been conducted at all times, in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar applicable rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company and the Parent, threatened.

     (41) OFAC. Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company and the Parent, any director, officer, agent, employee, affiliate or person acting on behalf of the Company or any of its subsidiaries is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); and the Company and the Parent will not directly or indirectly use the proceeds of this offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.
     (42) SN Agreements. The SN Agreements have been duly authorized, executed and delivered by, and are valid and binding agreements of, the Company, enforceable against the Company in accordance with their respective terms, except as enforcement thereof may be subject to bankruptcy, insolvency or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles. The Company is in compliance with its obligations under the SN Agreements, and, to the knowledge of the Company and the Parent, SN is in compliance with its obligations under the SN Agreements. No event has occurred or exists that gives or would give SN the right, either immediately or with notice or passage of time or both, to terminate any SN Agreement (in whole or in part) or any rights of the Company thereunder, to exercise any of its remedies thereunder (including, without limitation, any right of SN to manufacture any products, terminate any leases, purchase any equipment, seize any collateral or obtain access to or use any Intellectual Property) or otherwise materially adversely affect any rights of the Company under any SN Agreement, and neither the Company nor the Parent is aware of any facts or circumstances that could be reasonably expected to give SN any such right. Neither the Company nor the Parent nor, to the knowledge of the Company and the Parent, any of their respective subsidiaries has received any notice of any default, breach or non-compliance under any SN Agreement.
     (43) Other Tax Matters. Without limitation to the provisions of subsection (29) above:
     (A) The Company and each of its subsidiaries have filed, or caused to be filed, on a timely basis all Tax Returns required to be filed by them (all of which returns were correct and complete in all material respects). No such Tax Returns have been amended. The Company and each of its subsidiaries have paid or withheld, or caused to be paid or withheld, all Taxes that are due and payable, or the Company has provided adequate accruals in accordance with GAAP in its financial statements for any Taxes that have not been paid, whether or not shown as being due on any returns. No material Tax liability has been assessed, proposed to be assessed, incurred or accrued other than in the ordinary course of business.
     (B) Except for any Taxes for which the Company has provided adequate accruals in accordance with GAAP in its financial statements the Company and its subsidiaries have withheld from all payments made by them, or otherwise collected, and have remitted all amounts in respect of Taxes required to be withheld, collected or remitted by them to the applicable governmental authority within the required time periods.
     (C) Neither the Company nor any of its subsidiaries has any liability for the Taxes of any other person, corporation, partnership, trust or other taxpayer.
     (D) There are no audits or investigations in progress, pending or threatened by the Canada Revenue Agency, the Internal Revenue Service or any other taxing authority, including, without limitation, any sales tax authority (a “Taxing Authority”), against the Company, any of its subsidiaries or any of the assets of the Company or any of its subsidiaries, and neither the Company nor any of its subsidiaries has received any notification that any material issues have been raised (and are currently pending) by any Taxing Authority in connection with any of the Tax Returns referred to above, and no waivers of statutes of limitations have been given or requested with respect to the Company or any of its subsidiaries.
     (E) Except for any Taxes for which the Company has provided adequate accruals in accordance with GAAP in its financial statements, there are no material proposed (but unassessed) additional Taxes, none have been asserted and no Tax liens have been filed other than for Taxes not yet due and payable.
     (F) The income tax liabilities of the Company and its subsidiaries have been assessed for all taxation years up to and including the taxation year ended December 31, 2004.
     (G) There are no circumstances which exist and would result in, or which have existed and resulted in, Sections 80 to 80.04 of the ITA applying to the Company or any of its subsidiaries.
     (H) Neither the Company nor any of its subsidiaries have either directly or indirectly transferred property to or supplied services to or acquired property or services from a person, corporation, partnership, trust or other taxpayer with whom it was not dealing at arm’s length (for the purposes of the ITA) for consideration other than consideration equal to the fair market value of the property or services at the time of the transfer, supply or acquisition of the property or services.
     (I) Neither the Company nor any corporation to which the Company is related (for the purposes of the ITA) is a corporation whose principal business is (i) the lending of money to persons with whom such corporation is dealing at arm’s length (for the purposes of the ITA); (ii) the purchasing of debt obligations issued to such persons; or (iii) a combination thereof.
As used in this subsection and in subsection (44) below, (a) “ITA” means the Income Tax Act (Canada), as amended; (b) “Tax” and “Taxes” means, with respect to any entity, (A) all income taxes (including any tax on or based upon net income, gross income, income as specially defined, earnings, profits or selected items of income, earnings or profits), all capital, corporate, gross receipts, sales, use, goods and services, excise, turnover, value added, transfer, real or personal property, franchise, license, withholding, payroll, wage, employer health, employment, severance, utility, compensation, occupation, stamp, premium and windfall profit taxes, all social security or unemployment insurance charges, all workers’ compensation levies and retirement contributions, all alternative or add-on minimum taxes, all customs or excise duties and all other taxes, fees, levies, duties or assessments or charges of any kind whatsoever, together with any interest and any penalties or additional amounts imposed by any taxing authority (domestic or foreign) on such entity, and any interest, penalties, additional taxes and additions to tax imposed with respect to the foregoing, and (B) any liability for the payment of any amount of the type described in the immediately preceding clause (A) as a result of being a “transferee” (within the meaning of Section 160 of the ITA or any other applicable law) of another entity or a member of an affiliated or combined group; and (c) “Tax Returns” means all returns (including informational returns), declarations, reports, statements, claims for refund, amended returns and declarations of estimated taxes (including any attached schedules) relating to Taxes.
     (44) Relationship with the Parent. The Company has not guaranteed, and is not directly, indirectly or contingently liable for, any debts, obligations for other liabilities of the Parent (including, without limitation, any liabilities of the Parent for Taxes); and, except as otherwise set forth in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus, neither the Company nor any of its subsidiaries owes any monies to or otherwise has any liabilities (including any contingent liabilities) to the Parent, except liabilities for administrative and corporate services provided to the Company by the Parent in the ordinary course of business for consideration equal to the fair market value of those services and except for obligations arising under the Intercompany Agreements.
     (45) Registrar and Transfer Agent. Computershare Trust Company Inc. has been duly appointed as the registrar and transfer agent for the Common Shares in the United States at its offices in Golden, Colorado and Computershare Trust Company of Canada has been duly appointed as the registrar and transfer agent for the Common Shares in Canada at its principal offices in Calgary, Alberta and Toronto, Ontario.
     (46) Form of Common Shares. The definitive form of certificate representing the Common Shares has been duly approved and adopted by the Company and conforms to the requirements, if any, of the Alberta Business Corporations Act, the Toronto Stock Exchange, the Nasdaq National Market and the governing documents of the Company.
     (47) Debt Exchange. On the Closing Date, the Company shall have applied a portion of the net proceeds from the sale of the Initial Securities to repay indebtedness owed to the Parent under the Existing Credit Agreement in the amount and on the terms set forth in the U.S. Prospectus and the Canadian Prospectus and on each Option Closing Date (if any) the Company shall have applied all of the net proceeds from the sale of Option Securities on such date to repay indebtedness owed to the Parent under the Existing Credit Agreement until all such indebtedness shall have been paid in full, all on the terms and in the manner contemplated by the U.S. Prospectus, the Canadian

Prospectus and this Agreement. If any indebtedness to the Parent under the Existing Credit Agreement remains outstanding as of the 37th day after the date of this Agreement, then such indebtedness shall be exchanged by the Parent for a number of Common Shares, to be newly issued by the Company, equal to the aggregate principal amount of such indebtedness then outstanding divided by the price at which the Securities shall initially be offered to the public as set forth in the last sentence of Section 2(a) of this Agreement, and such indebtedness shall be extinguished and retired and the Existing Credit Agreement shall be terminated, all on the terms and in the manner contemplated by the U.S. Prospectus, the Canadian Prospectus and this Agreement. At such time that all of the indebtedness of the Company to the Parent under the Existing Credit Agreement shall have been repaid or retired in exchange for Common Shares, the Parent shall take all such actions as may be necessary or appropriate to release all Liens on any property or assets of the Company or any of its subsidiaries created under, pursuant to or in connection with the Existing Credit Agreement, including the filing of the appropriate UCC termination statements and releases.
     (48) Prior to the Closing Date, each of the Company and the Parent shall have executed and delivered the Intercompany Agreements which agreements shall be in the forms filed as exhibits to the Registration Statement and on the terms contemplated by the U.S. Prospectus, the Statutory Prospectus, the Canadian Prospectus and this Agreement.
     (49) Prior to the Closing Date, each of Scott H. Gillis, Neil Carragher, Roger G. H. Downer, Ph.D. and Richared Zahn (collectively, the “New Directors”) shall have been elected, and shall be qualified and acting, as directors of the Company and such New Directors shall be appointed to such committees of the board of directors of the Company as contemplated by the U.S. Prospectus, the Statutory Prospectus, the Canadian Prospectus and this Agreement and Barry M. Heck shall have been duly elected or appointed, and shall be qualified and acting, as a director and Chairman of the Board of the Company (collectively, the “Director Appointments”), and such persons shall be serving in such capacities as of the Closing Date and each Option Closing Date (if any).
     (b) Certificates. Any certificate signed by any officer of the Company or any of its subsidiaries or by the Parent and delivered to the Representative or to counsel for the Underwriters shall be deemed a joint and several representation and warranty by the Company and the Parent to each Underwriter as to the matters covered thereby.
     SECTION 2. Sale and Delivery to Underwriters; Closing.
     (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to each Underwriter, and each Underwriter, severally and not jointly, agrees to purchase from the Company, at the price of $• per share (the “Purchase Price”), the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, subject in each case to such adjustments among the Underwriters as the Representative in its sole discretion shall make to eliminate any sales or purchases of fractional Securities. The price at which the Securities shall initially be offered to the public is $• per share.
     (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriters, severally and not jointly, to purchase any or all of the Option Securities at a price per share equal to the Purchase Price referred to in Section 2(a) above; provided that the price per share for any Option Securities shall be reduced by an amount per share equal to any dividends or distributions declared, paid or payable by the Company on the Initial Securities but not payable on such Option Securities. The option hereby granted will expire at the close of business on the 30th day after the date hereof and may be exercised in whole or in part from time to time only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Representative to the Company setting forth the number of Option Securities as to which the several Underwriters are then exercising the option and the time and date of payment and delivery for such Option Securities. Any such time and date of delivery (an “Option Closing Date”) shall be determined by the Representative, but shall not be later than seven full business days after the exercise of said option, nor in any event prior to the Closing Date, as hereinafter defined. If the option is exercised as to all or any portion of the Option Securities, the Company will sell to the Underwriters that number of Option Securities then being purchased, and each of the Underwriters, acting severally and not jointly, will purchase that proportion of the number of Option Securities then being purchased which the number of Initial Securities set forth in Exhibit A opposite the name of such Underwriter, plus any additional number of Initial Securities which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial Securities, subject in each case to such adjustments as the Representative in its discretion shall make to eliminate any sales or purchases of fractional shares.
     (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial Securities shall be made at the offices of Mayer, Brown, Rowe & Maw LLP, 71 South Wacker Drive, Chicago, Illinois 60606, or at such other place as shall be agreed upon by the Representative and the Company, at 9:00 A.M. (New York City time) on December•, 2005 (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Company (such time and date of payment and delivery being herein called “Closing Date”).
     In addition, in the event that any or all of the Option Securities are purchased by the Underwriters, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Representative and the Company, on each Option Closing Date as specified in the notice from the Representative to the Company.
     Payment shall be made to the Company by wire transfer of immediately available funds to a single bank account in the United States designated by the Company, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the Securities to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the

Initial Securities and the Option Securities, if any, which it has agreed to purchase. Jefferies, individually and not as a representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the Initial Securities or the Option Securities, if any, to be purchased by any Underwriter whose funds have not been received by the Closing Date or the relevant Option Closing Date, as the case may be, but such payment shall not relieve such Underwriter from its obligations hereunder.
     (d) Denominations; Registration. Certificates for the Initial Securities and the Option Securities, if any, shall be in such denominations and registered in such names as the Representative may request in writing at least two full business days before the Closing Date or the relevant Option Closing Date, as the case may be. The certificates for the Initial Securities and the Option Securities, if any, will be made available for examination and packaging by the Representative not later than noon (New York City time) on the business day prior to the Closing Date or the relevant Option Closing Date, as the case may be.
     SECTION 3. Covenants of the Company and the Parent. The Company (except with respect to paragraph (p) below), and the Parent (solely with respect to paragraph (p) below and, to the extent of any action required by the Parent in connection therewith, paragraph (q) below), covenant, with each Underwriter as follows:
     (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A and will notify the Representative immediately, and confirm the notice in writing, (i) when the Initial Registration Statement, any Rule 462(b) Registration Statement or any post-effective amendment to the Registration Statement shall become effective or any supplement to the U.S. Prospectus or any amended U.S. Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the U.S. Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) (without reliance on Rule 424(b)(8)) and will take such steps as it deems necessary to ascertain promptly whether the document transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such document. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.
     (b) Filing of Amendments. The Company will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to the prospectus included in the Registration Statement at the time it became effective, the U.S. Prospectus, the Canadian Preliminary Prospectus or the Canadian Prospectus, or to file or prepare any Canadian Supplementary Material, whether pursuant to the 1933 Act, any

Canadian Securities Laws or otherwise, will furnish the Representative with copies of any such documents within a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.
     (c) Delivery of Registration Statements. The Company has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith) and signed copies of all consents and certificates of experts. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.
     (d) Filing of Canadian Prospectus. The Company shall, as soon as possible following the execution of this Agreement, file the Canadian Prospectus with the Canadian Securities Commissions and will take all other steps and proceedings that may be necessary in order to qualify the Securities for distribution in each of the Qualifying Jurisdictions by those Underwriters legally permitted under the Canadian Securities Laws to distribute the Securities in the Qualifying Jurisdictions and other persons who are registered in a category permitting them to distribute the Securities in the Qualifying Jurisdictions under the Canadian Securities Laws and who comply with the Canadian Securities Laws.
     (e) Continued Qualification. Until the “distribution” (for purposes of Canadian Securities Laws) of the Securities in the Qualifying Jurisdictions is completed, the Company shall promptly take, or cause to be taken, all additional steps and proceedings that may from time to time be required under the Canadian Securities Laws to continue to qualify the distribution of the Securities in each of the Qualifying Jurisdictions or, in the event that the Securities have, for any reason, ceased so to qualify, to so qualify again the Securities, as applicable, for distribution in each of the Qualifying Jurisdictions.
     (f) Notification of Receipts. Subject to Section 3(b) above, the Company shall advise the Representative, promptly after receiving notice thereof, of the time when the Canadian Prospectus and any Canadian Supplementary Material has been filed and receipts have been obtained from the applicable Canadian Securities Commission(s) and will promptly provide evidence satisfactory to the Representative of each filing and the issuance of receipts.
     (g) Orders. The Company shall advise the Representative, promptly after receiving notice or obtaining knowledge, of: (A) the issuance by the applicable Canadian Securities Commission of any order suspending or preventing the use of a Canadian Preliminary Prospectus, the Canadian Prospectus or any Canadian Supplementary Material; (B) the suspension of the qualification of the Securities for offering or sale in any of the Qualifying Jurisdictions; (C) the institution, threatening or contemplation of any proceeding for any of those purposes; or (D) any requests made by any Canadian

Securities Commission for amending or supplementing the Canadian Prospectus or for additional information, and the Company will make every reasonable effort to prevent the issuance of any such order or any such suspension and, if any such order is issued or any such suspension occurs, to obtain the withdrawal of such order or suspension, as the case may be, at the earliest possible moment.
     (h) Signed Filing Materials. The Company shall furnish to the Representative, without charge, a signed copy of the Canadian Prospectus and the Canadian Supplementary Material, if any, and a signed copy of any other document required to be filed by the Company under the Canadian Securities Laws in connection with the distribution of the Securities as contemplated by this Agreement prior to the filing of the Canadian Prospectus, the Canadian Supplementary Material and the other documents, respectively.
     (i) Delivery of Prospectuses. The Company will furnish to each Underwriter, without charge, during the period when the U.S. Prospectus is required to be delivered under the 1933 Act or the 1934 Act and during such time as the distribution of the Securities continues in the Qualifying Jurisdictions, such number of copies of the U.S. Prospectus and/or the Canadian Prospectus (in each case as amended or supplemented) as such Underwriter may reasonably request. The Company shall similarly cause to be delivered to each Underwriter, at those delivery times as such Underwriter may reasonably request, commercial copies of any Canadian Supplementary Material required to be delivered to purchasers or prospective purchasers of the Securities in the Qualifying Jurisdictions. The U.S. Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T. The Company has previously delivered to the Underwriters copies of each Canadian Preliminary Prospectus, approved, signed and certified as required by the Canadian Securities Laws. Each delivery of a Canadian Preliminary Prospectus, the Canadian Prospectus or any Canadian Supplementary Material shall have constituted or shall constitute, as the case may be, consent by the Company to use by the Underwriters and members of their selling group (if any) of those documents in connection with the distribution of the Securities for sale in all of the Qualifying Jurisdictions, subject to the Canadian Securities Laws.
     (j) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations and applicable Canadian Securities Laws so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus. If at any time when a prospectus is required by the 1933 Act or applicable Canadian Securities Laws to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Company, to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order that the U.S. Prospectus or the Canadian Prospectus will not include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the U.S. Prospectus or the Canadian Prospectus in order to comply with the requirements of the 1933 Act, the 1933 Act Regulations or Canadian Securities Laws, the Company will promptly prepare and file with the Commission and the Canadian Securities Commissions, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement, the U.S. Prospectus or the Canadian Prospectus comply with such requirements, and the Company will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request. If at any time following issuance of an Issuer Free Writing Prospectus there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information contained in the Registration Statement relating to the Securities or included or would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances prevailing at that subsequent time, not misleading, the Company will promptly notify Jefferies and will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.
     (k) Blue Sky Qualifications. The Company will cooperate with the Underwriters, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the date of this Agreement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the date of this Agreement.
     (l) Rule 158. The Company will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.
     (m) Use of Proceeds. The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the U.S. Prospectus, the Canadian Prospectus and the Statutory Prospectus constituting a part of the General Disclosure Package under the captions “Prospectus Summary—The Offering” and “Use of Proceeds.” Without limitation of the foregoing, on the Closing Date the Company will apply a portion of the net proceeds it receives from the sale of the Initial Securities to repay indebtedness owed by the Company to the Parent under the Existing Credit Agreement, and on each Option Closing Date, if any, that occurs after the Closing Date the Company will apply all of the net proceeds it receives from the issuance of the Option Securities on such Option Closing Date to repay indebtedness owed by the Company to the Parent under the Existing Credit Agreement until such indebtedness is paid in full, in each case on the terms, at the times and in the manner contemplated by the Registration Statement, the U.S. Prospectus, the Canadian Prospectus, the Statutory Prospectus and this Agreement.
     (n) Listing. The Company will use its best efforts to effect the listing of the Securities on the Nasdaq National Market and the Toronto Stock Exchange.
     (o) Company Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 180th day after the date of this Agreement (the “Company Lock-Up Period”), the Company will not, without the prior written consent of Jefferies, directly or indirectly:
     (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Shares or any of the Company’s Preferred Shares or other shares in its share capital (collectively, “Capital Shares”) or any securities convertible into or exercisable or exchangeable for Common Shares or other Capital Shares,
     (ii) file or cause the filing of any registration statement under the 1933 Act or any prospectus under any Canadian securities laws with respect to any Common Shares or other Capital Shares or any securities convertible into or exercisable or exchangeable for any Common Shares or other Capital Shares (other than registration statements on Form S-8 to register Common Shares or options or share appreciation rights to purchase Common Shares pursuant to the equity incentive plan described in clause (2) of the next paragraph or on Form S-4 or F-4 to register Common Shares or other securities issued in a transaction described in clause (4) of the next paragraph), or
     (iii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Shares or other Capital Shares or any securities convertible into or exercisable or exchangeable for any Common Shares or other Capital Shares, whether any transaction described in (i), (ii) or (iii) above is to be settled by delivery of Common Shares, other Capital Shares, other securities, in cash or otherwise. Moreover, if:
(1) during the last 17 days of the Company Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or
(2) prior to the expiration of the Company Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Company Lock-Up Period,

the Company Lock-Up Period shall be extended and the restrictions imposed by this Section 3(o) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Jefferies waives, in writing, such extension.
     Notwithstanding the provisions set forth in the immediately preceding paragraph, the Company may, without the prior written consent of Jefferies:
(1) issue Common Shares to the Underwriters pursuant to this Agreement and issue Parent Shares to the Parent pursuant to the Debt Exchange,
(2) issue Common Shares, and options, share appreciation rights or other awards to purchase Common Shares pursuant to the Plan as described in the U.S. Prospectus, the Statutory Prospectus forming a part of the General Disclosure Package and the Canadian Prospectus under the caption “Management—Equity Incentive Plan,” as the Plan is in effect on the date of this Agreement,
(3) issue Common Shares upon the exercise of share options, share appreciation rights or other awards to purchase Common Shares outstanding on the date of this Agreement or issued after the date of this Agreement under the Plan referred to in clause (2) above, as those share options, share appreciation rights or other awards to purchase Common Shares and the Plan are in effect on the date of this Agreement, and
(4) issue Common Shares or other Capital Shares or any securities convertible into or exchangeable or exercisable for Common Shares or other Capital Shares in order to acquire assets or equity of one or more businesses by merger, asset purchase, stock purchase or otherwise, so long as the Common Shares, other Capital Shares or other securities are issued to the shareholders or other equity owners of the applicable businesses and each recipient of any such Common Shares, Capital Shares or other securities executes and delivers to Jefferies, acting on behalf of the Underwriters, not later than one business day prior to the issuance thereof, a written agreement, in form and substance, reasonably satisfactory to Jefferies, in substantially the form of Exhibit D to this Agreement.
       (p) Parent’s Restriction on Sale of Securities. During the period beginning on and including the date of this Agreement through and including the date that is the 270th day after the date of this Agreement (the “Parent Lock-Up Period”), the Parent will not, without the prior written consent of Jefferies, directly or indirectly:
     (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend or otherwise transfer or dispose of any Common Shares or other Capital Shares or any securities convertible into or exercisable or exchangeable for Common Shares or other Capital Shares, whether now owned or hereafter acquired by the Parent (and including, without limitation, any Parent

Shares) or with respect to which the Parent has or hereafter acquires the power of disposition, or
     (ii) enter into any swap or other agreement, arrangement or transaction that transfers to another, in whole or in part, directly or indirectly, any of the economic consequence of ownership of any Common Shares or other Capital Shares or any securities convertible into or exercisable or exchangeable for any Common Shares or other Capital Shares, whether any transaction described in (i) or (ii) above is to be settled by delivery of Common Shares, other Capital Shares, other securities, in cash or otherwise. Moreover, if:
(1) during the last 17 days of the Parent Lock-Up Period the Company issues an earnings release or material news or a material event relating to the Company occurs, or
(2) prior to the expiration of the Parent Lock-Up Period, the Company announces that it will release earnings results during the 16-day period beginning on the last day of the Parent Lock-Up Period, the Parent Lock-Up Period shall be extended and the restrictions imposed by this Section 3(p) shall continue to apply until the expiration of the 18-day period beginning on the date of issuance of the earnings release or the occurrence of the material news or material event, as the case may be, unless Jefferies waives, in writing, such extension.
       Notwithstanding the provisions set forth in the immediately preceding paragraph, the Parent may, without the prior written consent of Jefferies, transfer any Common Shares or other Capital Shares or any securities convertible into or exchangeable or exercisable for Common Shares or other Capital Shares to any wholly-owned subsidiary of the Parent; provided, however, that in the case of any transfer described in this paragraph, it shall be a condition to the transfer that (A) the transferee executes and delivers to Jefferies, acting on behalf of the Underwriters, not later than one business day prior to such transfer, a written agreement, in form and substance reasonably satisfactory to Jefferies, substantially to the effect set forth in this Section 3(p), and (B) if the Parent is required to file a report or make a public announcement pursuant to Section 16(a) of the 1934 Act or any Canadian federal, provincial or territorial laws or any rules of the Toronto Stock Exchange or the Nasdaq National Market reporting a reduction in beneficial ownership of Common Shares or other Capital Shares or any securities convertible into or exercisable or exchangeable for Common Shares or other Capital Shares by the Parent during the Parent Lock-Up Period (as the same may be extended as described above), the Parent shall include a statement in such report or announcement to the effect that such transfer is being made to a wholly-owned subsidiary of the Parent.
       The Parent further agrees that the Parent will not, during the Parent Lock-Up Period (as the same may be extended as described above), cause the Company to file a registration statement under the 1933 Act or file a prospectus under any Canadian securities laws with respect to any Common Shares or other Capital Shares or any securities convertible into or exercisable or exchangeable for Common Shares or other Capital Shares.
     In addition, the Parent hereby waives any and all notice requirements and other rights with respect to the registration of any securities or the filing of any prospectus with respect to any securities (including, without limitation, all notice requirements, registration rights and other rights under the RRA), and also waives any and all co-sale, tag along or other rights to sell any securities, in each case pursuant to any agreement, instrument, understanding or otherwise, including any registration rights agreement, shareholder agreement, co-sale agreement or similar agreement, to which the Parent is a party or under which the Parent is entitled to any right or benefit, provided that such waiver shall apply only to the public offering of Common Shares pursuant to the Underwriting Agreement and each registration statement filed under the 1933 Act and each prospectus filed under applicable Canadian securities laws in connection therewith.
     (q) Reporting Requirements. The Company, during the period when the U.S. Prospectus or the Canadian Prospectus, as applicable, is required to be delivered under the 1933 Act, the 1934 Act or applicable Canadian Securities Laws, will file all documents required to be filed with (i) the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the 1934 Act Regulations, and (ii) with each of the Qualifying Jurisdictions in accordance with applicable Canadian Securities Laws.
     (r) Preparation of U.S. Prospectus. Immediately following the execution of this Agreement, the Company will, subject to Section 3(b) hereof, prepare the U.S. Prospectus containing the Rule 430A Information and other selling terms of the Securities, the plan of distribution thereof and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, and will file with the Commission, in accordance with Rule 424(b), copies of the U.S. Prospectus [Revise or delete —] and (B) prepare an Issuer General Use Free Writing Prospectus containing the selling terms of the Securities and such other information as may be required by the 1933 Act or the 1933 Act Regulations or as the Representative and the Company may deem appropriate, provide both electronic and paper copies thereof to the Underwriters no later than ___.m. (New York time) on •, 2005 and will file the same with the Commission in accordance with the provisions of Rule 433.
     SECTION 4. Payment of Expenses.
     (a) Expenses. The Company and the Parent, jointly and severally, will pay all expenses incident to the performance of their respective obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes, any stamp or other duties and any similar duties, taxes or charges payable in connection with the sale, issuance or delivery of the Securities to the

Underwriters, (iii) the fees and disbursements of the counsel, accountants and other advisors to the Company and the Parent, (iv) the qualification of the Securities under securities laws in accordance with the provisions of Sections 3(e) and 3(k) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplements thereto, (v) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Permitted Free Writing Prospectus (as defined in Section 20 below) and of the U.S. Prospectus and any amendments or supplements thereto and of each Canadian Preliminary Prospectus, the Canadian Prospectus and any amendments or supplements thereto and any Canadian Supplementary Materials, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplements thereto, (vii) the fees and expenses of the transfer agent and registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, and (ix) the fees and expenses incurred in connection with the listing of the Securities on the Toronto Stock Exchange and the Nasdaq National Market. In addition, the Company and the Parent shall deliver to counsel for the Underwriters ten copies or originals of each closing document delivered by the Company or the Parent or their respective accountants or counsel (including any local counsel) in connection with the closing held on the Closing Date and any Option Closing Date.
     (b) Allocation of Expenses. Anything herein to the contrary notwithstanding, the provisions of this Section 4 shall not affect any agreement that the Company and the Parent have made or may make for the allocation or sharing of such expenses and costs.
     (c) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a)(iv) or (v) hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.
     SECTION 5. Conditions of Underwriters’ Obligations. The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Company and the Parent contained in this Agreement or in certificates of any officer of the Company or any subsidiary of the Company or of the Parent delivered pursuant to the provisions hereof, to the performance by the Company and the Parent of their respective covenants and other obligations hereunder, and to the following further conditions:
     (a) Effectiveness of Registration Statement and Receipt of Mutual Reliance Review System Decision Document. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and the Canadian Prospectus has been filed with the Canadian Securities Commissions and a final Mutual Reliance Review System Decision Document obtained therefor and at Closing Date (or the applicable Option Closing Date, as the case may be) no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission and no order having the effect of ceasing or suspending the distribution of the Securities shall have been issued and no proceedings for that purpose shall have been initiated or threatened by any Canadian Securities Commission or Canadian securities regulatory authority, and any request on the part of the Commission or any Canadian Securities Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. The U.S. Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the time period prescribed by such Rule, and prior to Closing Date, the Company shall have provided evidence satisfactory to the Representative of such timely filing.
     (b) Opinion of Counsel for Company. At Closing Date, the Representative shall have received the opinions, dated as of Closing Date, of Mayer, Brown, Rowe & Maw LLP, counsel for the Company (“United States Company Counsel”), in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit E hereto and to such further effect as counsel to the Underwriters may reasonably request, of Bennett Jones LLP, Canadian counsel to the Company (“Canadian Company Counsel”), in form and substance reasonably satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters, to the effect set forth in Exhibit F hereto and to such further effect as counsel to the Underwriters may reasonably request.
     (c) Opinion of Counsel for Underwriters. At Closing Date, the Representative shall have received the opinions, dated as of Closing Date, of Sidley Austin Brown & Wood LLP, United States counsel for the Underwriters (“Sidley”), and Goodmans LLP, Canadian counsel to the Underwriters (“Goodmans”), together with signed or reproduced copies of such letters for each of the other Underwriters, with respect to (in the case of Sidley) the Registration Statement and the Prospectus and (in the case of Goodmans) this Agreement and the Securities, and in each case such other matters as the Representative may request. Sidley and Goodmans may state that, insofar as such opinions involve factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and the Parent and their respective subsidiaries and of public officials.
     (d) No Material Adverse Change. At the Closing Date or the applicable Option Closing Date, as the case may be, there shall not have been, since the date of the latest audited financial statements included in the Registration Statement (exclusive of any amendments or supplements thereto subsequent to the date of this Agreement), any Material Adverse Effect.
     (e) Officers’ Certificate. At the Closing Date, the Representative shall have received a certificate of the Chairman, the President, the Chief Executive Officer or an Executive Vice President of the Company and of the Parent and of the Chief Financial Officer or Chief Accounting Officer of the Company and of the Parent, dated as of Closing Date, certifying, jointly and severally, that (i) since the date of the latest audited financial statements included in the Registration Statement (exclusive of any amendments or supplements thereto) there has been no Material Adverse Effect, (ii) the representations and warranties of the Company and of the Parent in this Agreement are true and correct with the same force and effect as though expressly made at and as of Closing Date, (iii) each of the Company and the Parent has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Date under or pursuant to this Agreement, (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by the Commission, and (v) no order having the effect of ceasing or suspending the distribution of the Securities shall have been issued and no proceedings for that purpose have been instituted or are pending or, to their knowledge, are contemplated by any Canadian Securities Commission or Canadian securities regulatory authority.
     (f) Accountant’s Comfort Letter and CFO Certification. At the time of the execution of this Agreement, the Representative shall have received (1) from Deloitte & Touche LLP a letter, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, containing statements and information of the type ordinarily included in accountants’ “comfort letters” to underwriters with respect to the financial statements and certain financial information of the Company contained in the Registration Statement, the U.S. Prospectus, the Canadian Prospectus or the Statutory Prospectus, and (2) from the Chief Financial Officer of the Company a certificate, dated the date of this Agreement and in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters, in substantially the form attached as Exhibit G hereto with respect to financial information and other financial data which were not covered by the letter of Deloitte & Touche LLP referred to in clause (1) of this paragraph.
     (g) Bring-down Comfort Letter. At Closing Date, the Representative shall have received a letter from Deloitte & Touche LLP and a certificate from the Chief Financial Officer of the Company, each dated as of Closing Date and in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the letter and certificate, respectively, furnished pursuant to subsection (f) of this Section, except that the specified date referred to in the letter of Deloitte & Touche LLP shall be a date not more than three business days prior to Closing Date.
     (h) Approval of Listing. At Closing Date and each Option Closing Date, if any, the Securities to be purchased by the Underwriters at such time shall have been (i) conditionally approved for listing on the Toronto Stock Exchange and (ii) approved for listing on the Nasdaq National Market, subject only to official notice of issuance.
     (i) Lock-up Agreements. Prior to the date of this Agreement, the Representative shall have received an agreement substantially in the form of Exhibit D hereto signed by each person and entity listed on Exhibit C hereto.
     (j) No Objection. Prior to the date of this Agreement, NASD Regulation Inc. shall have confirmed in writing that it has no objection with respect to the fairness and reasonableness of the underwriting terms and arrangements.
     (k) Opinion of Special Intellectual Property for the Company. At the Closing Date, the Representative shall have received the opinion, dated as of the Closing Date, of

Fish & Richardson P.C., special intellectual property counsel to the Company, in the form previously provided to the Underwriters and otherwise in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters, to the effect heretofore provided to counsel for the Underwriters, and to such further effect as counsel to the Underwriters may reasonably request.
     (l) Intercompany Agreements. Prior to the date of this Agreement in the case of the Existing Credit Agreement, and prior to the Closing Date, in the case of the Intercompany Agreements, the Representative shall have received a copy of the Existing Credit Agreement and the Intercompany Agreements, executed by the Company and the Parent; and Existing Credit Agreement and the Intercompany Agreements shall be in full force and effect and in form and substance satisfactory to the Representative.
     (m) Pre-Closing Transactions. Prior to the Closing Date, the Pre-Closing Transactions shall have been duly consummated all on the terms contemplated by this Agreement, the U.S. Prospectus, the Statutory Prospectus and the Canadian Prospectus and the Representative shall have received a copy of the amended and restated articles of the Company certified by the Alberta Registrar of Corporations and such other evidence that the Pre-Closing Transactions have been consummated as the Representative may reasonably request.
     (n) Conditions to Purchase of Option Securities. In the event that the Underwriters exercise their option provided in Section 2(b) hereof to purchase all or any portion of the Option Securities on any Option Closing Date that is after the Closing Date, the obligations of the several Underwriters to purchase the applicable Option Securities shall be subject to the conditions specified in the introductory paragraph of this Section 5 and to the further condition that, at the applicable Option Closing Date, the Representative shall have received:
     (1) Officers’ Certificate. A certificate, dated such Option Closing Date, to the effect set forth in, and signed by two of the officers of the Company and two of the officers of the Parent specified in, Section 5(e) hereof, except that the references in such certificate to the Closing Date shall be changed to refer to such Option Closing Date.
     (2) Opinions of Counsel for Company. The opinions of United States Company Counsel, Canadian Company Counsel and Parent Counsel, each in form and substance satisfactory to counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the respective opinions required by Section 5(b) hereof.
     (3) Opinions of Counsel for Underwriters. The opinions of Sidley and Goodmans, counsel for the Underwriters, dated such Option Closing Date, relating to the Option Securities to be purchased on such Option Closing Date and otherwise to the same effect as the opinions required by Section 5(c) hereof.

     (4) Bring-down Comfort Letter and CFO Certification. A letter from Deloitte & Touche LLP and a certificate from the Chief Financial Officer of the Company, in form and substance satisfactory to the Representative and dated such Option Closing Date, substantially in the same form and substance as the letter and certificate, respectively, furnished to the Representative pursuant to Section 5(g) hereof, except that the “specified date” in the letter of Deloitte & Touche LLP furnished pursuant to this paragraph shall be a date not more than three days prior to such Option Closing Date.
     (5) Opinion of Special Intellectual Property to the Company. The favorable opinion of Fish & Richardson P.C., special intellectual property counsel to the Company, dated such Option Closing Date, and otherwise to the same effect as the opinions required by Section 5(k) hereof.
     (o) Additional Documents. At Closing Date and at each Option Closing Date, counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, contained in this Agreement; and all proceedings taken by the Company and the Parent in connection with the issuance and sale of the Securities as herein contemplated and in connection with the other transactions contemplated by this Agreement shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.
     (p) Termination of Agreement. If any condition specified in this Section 5 shall not have been fulfilled when and as required to be fulfilled, this Agreement, or, in the case of any condition to the purchase of Option Securities on an Option Closing Date which is after the Closing Date, the obligations of the several Underwriters to purchase the relevant Option Securities, may be terminated by the Representative by notice to the Company at any time on or prior to Closing Date or such Option Closing Date, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 hereof and except that Sections 6, 7, 13, 14 and 15 hereof shall survive any such termination and remain in full force and effect.
     (q) Debt Repayment. On the Closing Date, the Company shall have applied a portion of the net proceeds from the sale of the Initial Securities to repay indebtedness owed to the Parent under the Existing Credit Agreement in the amount and on the terms set forth in the U.S. Prospectus and the Canadian Prospectus, and on each Option Closing Date (if any) the Company shall have applied all of the net proceeds from the sale of Option Securities on such date to repay indebtedness owed to the Parent under the Existing Credit Agreement until all such indebtedness shall have been paid in full, all on the terms and in the manner contemplated by the U.S. Prospectus, the Canadian Prospectus and this Agreement; and the Representative shall have received evidence, in form and substance satisfactory to the Representative, to the effect that such indebtedness shall have been repaid as aforesaid.

     SECTION 6. Indemnification.
     (a) Indemnification by the Company. The Company and the Parent, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading, or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, any Issuer Free Writing Prospectus, any Canadian Preliminary Prospectus, the U.S. Prospectus, the Canadian Prospectus or any Canadian Supplementary Materials (or any amendment or supplement to any of the foregoing), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(d) below) any such settlement is effected with the written consent of the Company; and
     (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Jefferies), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or (ii) above, provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any Underwriter through Jefferies expressly for use in the Registration Statement (or any amendment thereto), or in any preliminary prospectus, any Issuer Free Writing Prospectus, any Canadian Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus (or any amendment or supplement to any of the foregoing).
     (b) Indemnification by the Underwriters. Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section 6, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus, any Issuer Free Writing Prospectus, any Canadian Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus (or any amendment or supplement to any of the foregoing) in reliance upon and in conformity with written information furnished to the Company by such Underwriter through Jefferies expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus, such Issuer Free Writing Prospectus, such Canadian Preliminary Prospectus, the U.S. Prospectus or the Canadian Prospectus (or any amendment or supplement to any of the foregoing).
     (c) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In case any such action is brought against any indemnified party and such indemnified party seeks or intends to seek indemnity from an indemnifying party, the indemnifying party will be entitled to participate in, and, to the extent that it shall elect, jointly with all other indemnifying parties similarly notified, by written notice delivered to the indemnified party promptly after receiving the aforesaid notice from such indemnified party, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; provided, however, if the defendants in any such action include both the indemnified party and any indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of any indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to any indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses and to otherwise participate in the defense of such action on behalf of such indemnified party or parties (and any such separate counsel (together with local counsel) for the indemnified parties shall be selected by Jefferies (in the case of indemnified parties referred to in Section 6(a) above) or the Company (in the case of indemnified parties referred to in Section 6(b) above)). Upon receipt of notice from the indemnifying party to such indemnified party of such indemnifying party’s election so to assume the defense of such action and approval by the indemnified party of counsel, the indemnifying party will not be liable to such indemnified party under this Section 6 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the expenses of more than one separate counsel (together with local counsel) representing the indemnified parties who are parties to such action) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of counsel shall be at the expense of the indemnifying party and shall be paid or reimbursed by the indemnifying party as they are incurred. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.
     (d) Settlement Without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.
     (e) Other Agreements with Respect to Indemnification and Contribution. The provisions of this Section 6 and of Section 7 hereof shall not affect any agreements between the Company and the Parent with respect to indemnification of each other or contribution between themselves.
     (f) Limitation on Parent’s Liability. Notwithstanding any provision of this Agreement to the contrary, the aggregate amount payable by the Parent under the indemnity and contribution agreements contained in this Section 6 and in Section 7 hereof or as a result of any breach of any of the Parent’s representations or warranties set forth in Section (1) of, or other obligations under, this Agreement shall be limited to an amount equal to the aggregate amount of cash proceeds from the offering contemplated by this Agreement that are paid by the Company to the Parent (whether through the payment of principal of, or premium or interest on, indebtedness or otherwise, but excluding the value of any Common Shares received by the Parent as a result of the Debt Exchange). For purposes of the immediately preceding sentence, the Company represents, warrants, covenants and agrees that it will pay at least $• million of the proceeds from this offering to the Parent and, without limitation to the foregoing, all cash payments of principal of, and premium, if any, and interest on, any indebtedness owed by the Company to the Parent that are made at any time on or after the Closing Date and on or prior to the date six months after the Closing Date shall be deemed to have been made with proceeds from the offering contemplated by this Agreement.
     SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Parent on the one hand and the Underwriters on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Parent on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.
     The relative benefits received by the Company and the Parent on the one hand and the Underwriters on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth on the cover of the U.S. Prospectus, bear to the aggregate initial public offering price of the Securities as set forth on such cover.
     The relative fault of the Company and the Parent on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Parent, on the one hand, or by the Underwriters, on the other hand, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.
     The Company and the Parent and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.
     Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the underwriting commissions received by such Underwriter in connection with Securities underwritten by it and distributed to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.
     No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.
     For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Company, each officer of the Company who signed the Registration Statement or the Canadian Prospectus, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The Underwriters’

respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Initial Securities set forth opposite their respective names in Exhibit A hereto and not joint.
     SECTION 8. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company or any of its subsidiaries or of the Parent submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Company, or by or on behalf of the Parent, and shall survive delivery of the Securities to the Underwriters.
     SECTION 9. Termination of Agreement.
     (a) Termination; General. The Representative may terminate this Agreement, by notice to the Company, at any time on or prior to Closing Date (and, if any Option Securities are to be purchased on an Option Closing Date which occurs after the Closing Date, the Representative may terminate the obligations of the several Underwriters to purchase such Option Securities, by notice to the Company, at any time on or prior to such Option Closing Date) if (i) trading or quotation in any of the Company’s securities shall have been suspended or limited by the Commission, any Canadian Securities Commission, the Nasdaq National Market or the Toronto Stock Exchange, or trading in securities generally on the Nasdaq Stock Market, the Toronto Stock Exchange or the New York Stock Exchange shall have been suspended or limited, or minimum or maximum prices shall have been generally established on any such stock exchanges or trading system by the Commission, any Canadian Securities Commission or the NASD; (ii) a general banking moratorium shall have been declared by any of U.S. federal or New York authorities or any Canadian federal authorities; (iii) there shall have occurred any outbreak or escalation of national or international hostilities or any crisis or calamity, or any change in the United States, Canadian or international financial markets, or any substantial change or development involving a prospective substantial change in United States, Canadian or international political, financial or economic conditions, as in the judgment of the Representative is material and adverse and makes it impracticable to market the Common Shares in the manner and on the terms described in the U.S. Prospectus, the Canadian Prospectus or the Statutory Prospectus or to enforce contracts for the sale of securities; (iv) in the judgment of the Representative there shall have occurred any Material Adverse Effect since the date of the latest audited financial statements included in the Registration Statement (exclusive of any amendments or supplements thereto); or (v) the Company shall have sustained a loss by strike, fire, flood, earthquake, accident or other calamity of such character as in the sole judgment of the Representative may interfere materially with the conduct of the business and operations of the Company regardless of whether or not such loss shall have been insured.
     (b) Liabilities. If this Agreement is terminated pursuant to this Section 9, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 6, 7, 13, 14 and 15 hereof shall survive such termination and remain in full force and effect.
     SECTION 10. Default by One or More of the Underwriters. If one or more of the Underwriters shall fail at Closing Date or an Option Closing Date to purchase the Securities which it or they are obligated to purchase under this Agreement on such date (the “Defaulted Securities”), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:
     (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters; or
     (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Option Closing Date which occurs after the Closing Date, the obligations of the Underwriters to purchase and of the Company to sell the Option Securities that were to have been purchased and sold on such Option Closing Date, shall terminate without liability on the part of any non-defaulting Underwriter.
     No action taken pursuant to this Section 10 shall relieve any defaulting Underwriter from liability in respect of its default.
     In the event of any such default which does not result in a termination of this Agreement or, in the case of an Option Closing Date which is after the Closing Date, which does not result in a termination of the obligation of the Underwriters to purchase and the Company to sell the relevant Option Securities, as the case may be, the Representative shall have the right to postpone Closing Date or the relevant Option Closing Date, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement, U.S. Prospectus or the Canadian Prospectus or in any other documents or arrangements. As used herein, the term “Underwriter” includes any person substituted for an Underwriter under this Section 10.
     SECTION 11. Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative at Jefferies & Company, Inc., 520 Madison Avenue, New York, New York 10022, Attention of •; notices to the Company shall be directed to it at 50 Audubon Road, Suite B, Wakefield, Massachusetts 01880, Attention of President; and notices to the Parent shall be addressed to it at 1010, 144-4th Avenue, S.W., Calgary, Alberta, T2P 3N4, Attention G.A. (Drew) Fitch.
     SECTION 12. Parties. This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Company, the Parent and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Company, the Parent and their respective successors and the controlling persons and officers and directors referred to in Sections 6, 7 and 15 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained, provided that, any shareholder, investor or other person or entity shall be entitled to the benefit of, and may enforce the provisions of, Section 14 (the Company and the Parent hereby acknowledging that each such shareholder, investor and other person and entity is a third party beneficiary of their respective obligations under such Section). Except as set forth in the proviso to the immediately preceding sentence, this Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Company, the Parent and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of Securities from any Underwriter shall be deemed to be a successor by reason merely of such purchase.
     SECTION 13. Absence of Fiduciary Relationship. The Company and the Parent jointly and severally acknowledge and agree that:
     (a) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm’s-length commercial transaction between the Company and the Parent, on the one hand, and the several Underwriters, on the other hand,
     (b) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Company, the Parent, or any of their respective shareholders, creditors, or employees or any other party,
     (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Company or the Parent with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company or the Parent on other matters) and no Underwriter has any obligation to the Company or the Parent with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement,
     (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Company and the Parent, and
     (e) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Company and the Parent have each consulted their own legal, accounting, regulatory and tax advisors to the extent they deemed appropriate.
     SECTION 14. Consent to Jurisdiction. The Parent and the Company, jointly and severally, irrevocably (i) agree that any suit, action or proceeding against the Parent or the Company arising out of, in connection with or based upon this Agreement, the public offering of the Securities or any of the other transactions contemplated hereby may be instituted in any federal or state court in the State of New York, (ii) waive, to the fullest extent they may effectively do so, any objection which either of them may now or hereafter have to the laying of venue of any such action, suit or proceeding and the defense of an inconvenient forum and (iii) irrevocably submit to the non-exclusive jurisdiction of such courts in any such suit, action or proceeding. The Parent and the Company, jointly and severally, represent and warrant that they have designated and appointed CT Corporation System as their authorized agent (the “Authorized Agent,” which term, as used herein, includes any successor in such capacity) upon whom process may be served in any such action, suit or proceeding arising out of, in connection with or based on this Agreement, the public offering of the Securities or any of the other transactions contemplated hereby which may be instituted in any federal or state court in the State of New York, expressly consent to the jurisdiction of any such court in respect of any such action, suit or proceeding, and waive any other requirements of or objections to personal jurisdiction with respect thereto. Such appointment shall be irrevocable. If for any reason CT Corporation System (or any successor agent for this purpose) shall cease to act as agent for service of process as provided above, the Parent and the Company, jointly and severally, agree to promptly appoint a successor agent with an office in the Borough of Manhattan, The City of New York, for this purpose reasonably acceptable to Jefferies. The Parent and the Company, jointly and severally, represent and warrant that the Authorized Agent has agreed to act as such agent for service of process and agree to take any and all action, including the execution, delivery and filing of any and all documents, agreements and instruments, that may be necessary to continue such appointment in full force and effect as aforesaid. Service of process upon the Authorized Agent and written notice of such service to the Company and the Parent (mailed or delivered to them at the respective addresses set forth in Section 11 hereof) shall be deemed, in every respect, effective service of process upon the Company and the Parent.
     To the extent that the Company or the Parent have or hereafter may acquire any immunity from jurisdiction of any court or from any legal process (whether through service of notice, attachment prior to judgment, attachment in aid of execution, execution or otherwise) with respect to the Company or the Parent or any of their respective properties, they hereby irrevocably waive, jointly and severally, such immunity in respect of their obligations under this Agreement, the public offering of the Securities and any of the other transactions contemplated hereby, to the extent permitted by law.
     SECTION 15. Currency. In respect of any judgment or order given or made for any amount due hereunder or due in connection with any suit, action or proceeding referred to in Section 14 above that is expressed and paid in a currency (the “judgment currency”) other than United States dollars, the Parent and the Company, jointly and severally, will indemnify each Underwriter, each person who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act and each affiliate of any Underwriter against any loss incurred by such Underwriter, such controlling person or such affiliate, as the case may be, as a result of any variation as between (i) the rate of exchange at which the United States dollar amount is converted into the judgment currency for the purpose of such judgment or order and (ii) the rate of exchange at which such Underwriter, controlling person or affiliate, as the case may be, is able to purchase United States dollars with the amount of judgment currency actually received by such Underwriter, controlling person or affiliate, as the case may be. The foregoing indemnity shall constitute a separate and independent joint and several obligation of the Parent and the Company and shall continue in full force and effect notwithstanding any such judgment or order as aforesaid. The term “rate of exchange” shall include any premiums and costs of exchange payable in connection with the purchase of or conversion into United States dollars.
     SECTION 16. GOVERNING LAW AND TIME. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH HEREIN, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.
     SECTION 17. Effect of Headings. The Section and Exhibit headings herein are for convenience only and shall not affect the construction hereof.
     SECTION 18. Definitions. As used in this Agreement, the following terms have the respective meanings set forth below:
     “Commission” means the Securities and Exchange Commission.
     “Company Documents” means any contracts, indentures, mortgages, deeds of trust, loan or credit agreements, bonds, notes, debentures, evidences of indebtedness, leases or other instruments or agreements to which the Company or the Parent or any of their respective subsidiaries is a party or by which the Company or the Parent or any of their respective subsidiaries is bound or to which any of the property or assets of the Company or the Parent or any of their respective subsidiaries is subject, including, without limitation, the Subject Instruments.
     “EDGAR” means the Commission’s Electronic Data Gathering, Analysis and Retrieval System.
     “Existing Credit Agreement” means the Amended and Restated Credit Agreement, as amended or supplemented, if applicable, including any promissory notes, pledge agreements, security agreements, mortgages, guarantees and other instruments or agreements entered into by the Company or any of its subsidiaries in connection therewith or pursuant thereto, in each case as amended or supplemented if applicable.
     “GAAP” means United States generally accepted accounting principles.
     “Initial Registration Statement” means the Company’s registration statement on Form F-1 (Registration No. 333-130073), as amended, at the time it became effective, including the Rule 430A Information.
     “Lien” means any security interest, mortgage, pledge, lien, encumbrance, claim or equity.
     “NASD” means the National Association of Securities Dealers, Inc.
     “NYSE” means the New York Stock Exchange.
     “Organizational Documents” means (a) in the case of a corporation, its charter or articles (as applicable) and by-laws; (b) in the case of a limited or general partnership, its partnership certificate, certificate of formation or similar organizational document and its partnership agreement; (c) in the case of a limited liability company, its articles of organization, certificate of formation or similar organizational documents and its operating agreement, limited liability company agreement, membership agreement or other similar agreement; (d) in the case of a trust, its certificate of trust, certificate of formation or similar organizational document and its trust agreement or other similar agreement; and (e) in the case of any other entity, the organizational and governing documents of such entity.
     “Preferred Shares” means the Company’s preferred shares.
     “preliminary prospectus” means any prospectus used in connection with the offering of the Securities in the United States (and any other jurisdictions other than Canada) that was used before the Initial Registration Statement became effective, or that was used after such effectiveness and prior to the execution and delivery of this Agreement, or that omitted the Rule 430A Information or that was captioned “Subject to Completion,” including, without limitation, the Statutory Prospectus and the U.S. Preliminary Prospectus.
     “Registration Statement” means the Initial Registration Statement; provided that, if a Rule 462(b) Registration Statement is filed with the Commission, then the term “Registration Statement” shall also include such Rule 462(b) Registration Statement.
     “Repayment Event” means any event or condition which gives the holder of any bond, note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary of the Company.
     “Rule 173,” “Rule 405,” “Rule 424(b),” “Rule 430A,” “Rule 433,” and “Rule 462(b)” refer to such rules under the 1933 Act.
     “Rule 430A Information” means the information included in the U.S. Prospectus that was omitted from the Initial Registration Statement at the time it became effective but that is deemed to be a part of the Initial Registration Statement at the time it became effective pursuant to Rule 430A.
     “Rule 462(b) Registration Statement” means a registration statement filed by the Company pursuant to Rule 462(b) for the purpose of registering any of the Securities under the 1933 Act, including the Rule 430A Information.
     “SN” means Smith & Nephew plc and its subsidiaries, or Smith & Nephew plc and/or any of its subsidiaries, as the context requires.
     “SN Agreements” means all contracts or agreements between the Company or any of its subsidiaries, on the one hand, and SN or any of its subsidiaries, on the other hand, and any and all contracts, instruments or agreements entered into by the Company or any of its subsidiaries pursuant thereto or in connection therewith, including, without limitation, the instruments and agreements filed as Exhibits [Fix as needed—] 10.6 through 10.13 to the Initial Registration Statement.

     “Subject Instruments” means the Existing Credit Agreement, the SN Agreements, the Intercompany Agreements and any other documents filed as exhibits to the Initial Registration Statement; provided that if any document filed as an exhibit to the Registration Statement as aforesaid has been redacted or if any portion thereof has been deleted or is otherwise not filed as part of such exhibit to the Registration Statement (whether pursuant to a request for confidential treatment or otherwise), the term “Subject Instruments” shall nonetheless mean such document, in its entirety, including any portions thereof that shall have been so redacted, deleted or otherwise not filed.
     “1933 Act” means the United States Securities Act of 1933, as amended.
     “1933 Act Regulations” means the rules and regulations of the Commission under the 1933 Act.
     “1934 Act” means the United States Securities Exchange Act of 1934, as amended.
     “1934 Act Regulations” means the rules and regulations of the Commission under the 1934 Act.
     “1940 Act” means the United States Investment Company Act of 1940, as amended.
     All references to the Registration Statement, the Initial Registration Statement, any Rule 462(b) Registration Statement, any preliminary prospectus, the U.S. Prospectus, any Issuer Free Writing Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to EDGAR.
     SECTION 19. [Omitted Intentionally]
     SECTION 20. Permitted Free Writing Prospectuses. Each of the Company and Parent, jointly and severally, represents and agrees that, unless it obtains the prior consent of Jefferies, and each Underwriter, severally and not jointly, represents and agrees that, unless it obtains the prior consent of the Company and Jefferies, it has not made and will not make any offer relating to the Securities that would constitute an “issuer free writing prospectus,” as defined in Rule 433, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by Jefferies or by the Company and Jefferies, as the case may be, is hereinafter referred to as a “Permitted Free Writing Prospectus.” Each of the Company and Parent, jointly and severally, represents that it has treated or agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. Each Underwriter, severally and not jointly, agrees with the Company and the Parent not to take any action, without the consent of the Company, that would result in the Company being required to file with the Commission under Rule 433(d) a “free writing prospectus” (as defined in Rule 405) prepared by such Underwriter that otherwise would not be required to be filed by the Company under Rule 433(d), but for the action of such Underwriter. [Revise or delete —] For the avoidance of doubt, the parties hereto agree, severally and not jointly, that the Issuer General Free Writing Prospectus contemplated by Section 3(r) hereof is a Permitted Free Writing Prospectus.

[Signature Page Follows]

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Parent a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Company and the Parent in accordance with its terms.

Very truly yours,

NUCRYST PHARMACEUTICALS CORP.

By

Name:
Title:

THE WESTAIM CORPORATION

By

Name:
Title:
CONFIRMED AND ACCEPTED, as of the date first
     above written:
JEFFERIES & COMPANY, INC.

By
Authorized Signatory
     For itself and as Representative of the Underwriters named in Exhibit A hereto.

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